Lemonlight Media

8985 Venice Blvd., Suite I

Culver City, CA 90034

323.813.8069

This agreement is made between Lemonlight Media, Inc. (herein referred to as “Lemonlight”) with its principal offices at 8985 Venice Blvd, Suite I, Culver City, CA 90034, and WRAPmail (herein referred to as “Client”) effective on November 20, 2015.

Client Deliverables

(herein referred to as “Deliverables”)

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_____ 30-Second PreRoll without VO/Interview

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_____ HD Images

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_____ 30-Second Commercial with VO/Interview

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_____ Website

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_____ 60 Second Narrative Commercial

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_____ Website (Deluxe)

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_____ 1-2 Minute Animated Brand Video

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_____ Logo

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_____ 30-Second Product Commercials

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_____ Social Media Package: ___________

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_____ Distribution

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_____ Other: _______________

Client agrees to pay Lemonlight a fee of $ 5000, which includes all costs incurred during the pre- production, production, and post-production.

Accepted and Agreed

By:

Name: Marco Alfonsi

Title: CEO

NOTE: It is specifically agreed that failure to make timely payments is a material breach of contract by The Client and may result in cancellation by Lemonlight and forfeiture of all previous payments.

Entire Agreement: The Client acknowledges that all representations made by Lemonlight are set forth in this agreement and that this agreement contains all the terms and condition as stated below

Payment Info

I, Marco Alfonsi, authorize Lemonlight Media to charge my credit card account indicated below.

PRODUCTION

Deposit: $ 2500

Date: 11/20/15

Final Payment: $ 2500

Date: Upon final product approval or 7 days after all videos are sent for preview, whichever comes first.

Cardholder Name: Marco Alfonsi

Account Number:

Expiration Date:

CVC:

Street Address: 960 S. Broadway, Suite 120

City, State: Hicksville, NY

Zip Code: 11801

SIGNATURE ____________________

DATE ____________________

I authorize the above named business to charge the credit card indicated in this authorization form according to the terms outlined above. This payment authorization is for the goods/services described above, for the amount indicated above only. I am an authorized user of this credit card and I will not dispute the payment with my credit card company; so long as the transaction corresponds to the terms indicated in this form.

Terms and Conditions

Ownership: Both parties represents to the other that (i) The Client has the unrestricted right to use, copy, modify and distribute final deliverables outlined on page one; and (ii) none of the services requested to be performed by Lemonlight with respect to such actions will violate anyone's right to their image/likeness or intellectual property rights in such customer materials, including but not be limited to rights relating to design, trade secrets, know-how, patent rights, trademarks or copyrights; and (iii) Lemonlight has the right to use all images, footage, documents, electronic files and other materials to represent their own performance in this production.

Production Schedule: Lemonlight will work with The Client to develop and maintain a flexible schedule in order to accommodate The Client’s needs, shooting schedule and post-production requirements. Lemonlight agrees to deliver the project within four weeks of the production date.

Product Inclusion: Each product is outlined by the following terms as well as defined in the budget estimate: Commercial Video: 1 minute deliverable, eight hours of production time, two locations, up-to five interviews; 30 Second Commercial with Audio: 30 second deliverable, script/voiceover package.

Reschedules: The Client agrees to pay a $500 reschedule fee for every five hours of production once the production has been locked in and The Client has been provided a call sheet. The fee will be waived for natural occurrences only, including rain and other natural related instances.

Responsibilities: The Client is responsible for specification and timely delivery to Lemonlight content materials such as logos, color specifications and other brand related collateral. Lemonlight is responsible for providing storyboarding, talent, scripts, and locations as provided by the budget. Delays in delivery or specification of these materials will delay delivery of the video project(s).

Video Edits: One version of the completed video will be provided to client for edits and/or approval. (1) One round of notes and changes will be permitted by Lemonlight within two weeks of revisions. Ongoing revisions can take up to one-month per change. The Client grants Lemonlight final script and edit rights for each segment. All commercial television edits will not include the Lemonlight branding at the end of the piece. The internet commercial edits will include the Lemonlight branding. Videos are deemed complete 45 days after videos or after final deliverable link is sent, whichever comes first. Any additional edits will require a new edit fee.

Refunds and Fees: No refunds will be permitted unless agreed upon by both parties. Payments are due according to the agreement above. Payments made more than 15 days late receive $150 late fee and an additional $75 every 15 days thereafter. If a payment enters a 60 days lapse, we reserve the right to pass the payment to a collection service. The Client understands that the entirety of the production fees outlined on page one are due no later than six months of the execution of this agreement or seven days after all deliverables have been sent for preview, whichever comes first.

Indemnification: The client hereby agrees to indemnify and hold harmless Lemonlight against any and all liability, claims, suits, losses, and costs incurred by client with directly or indirectly result from, or arise in connection with, the use of any Lemonlight product or service, whether delivered by Lemonlight, its agents, or employees, pertaining to it activities and obligations under this agreement.

Limitation of Liability: The liability of Lemonlight under this Agreement shall not exceed the cost of the fees paid under this agreement.

Governing Law: This agreement shall be governed by and construed in accordance with the laws of the State of California, with venue in Los Angeles County. If any provisions of this agreement shall be unenforceable or invalid, such UN-enforceability or invalidity shall not affect the remaining provisions of this agreement.